Exhibit 32.1

Certification Furnished Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Southern Investors Service Company, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Walter M. Mischer, Sr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Walter M. Mischer, Sr.
Name:	Walter M. Mischer, Sr.
Title:	Chief Executive Officer
Date:	August 13, 2004

A signed original of this statement required by Section 906 has been provided to Southern Investors Service Company, Inc. and will be retained by Southern Investors Service Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.